EXHIBIT 10.11

RMR Industrials, Inc. 2015 Equity Incentive Plan

Nonqualified Stock Option Agreement

This Agreement between RMR Industrials, Inc. (the “Company”) and ______________________ (the “Option Holder”) shall be effective as of Grant. The Company and Option Holder agree as follows:

1.	Grant of Option. Option Holder is hereby granted a Nonqualified Stock Option (the “Option”) to purchase Common Stock of the Company pursuant to the RMR Industrials, Inc. 2015 Equity Incentive Plan (the “Plan”). The Option is not intended to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code. The Option and this Agreement are subject to and shall be construed in accordance with the terms and conditions of the Plan, as now or hereinafter in effect. Any terms which are used in this Agreement without being defined and which are defined in the Plan shall have the meaning specified in the Plan.

2.	Date of Grant. The date of the grant of the Option is _______________________.

3.	Number and Price of Shares. The number of shares as to which the Option is granted is _______. The purchase price per share is _________.

4.	Vesting. The Option granted hereby shall become vested in and exercisable by Option Holder as set forth in the following schedule:

Number of Shares
Date	Which Become Exercisable

___________	___________
___________	___________
___________	___________
___________	___________
___________	___________

In order to be eligible to exercise the Option in accordance with the schedule, the Option Holder must have been continuously employed by, or performing services for, the Company from the Date of Grant of the Option until the date specified.

Acceleration of Exercisability. Upon a Change in Control, in accordance with and subject to Section 13(a) of the Plan, (i) the entire Option shall immediately be 100% vested without regard to the schedule contained in this Option Agreement and (ii) the entire Option shall become immediately exercisable in full during its remaining term, and shall remain so, whether or not the Option Holder remains an employee, director, or consultant of the Company without any further action or passage of time.

5.	Expiration Date. Unless previously terminated as provided in the Plan, the Option shall expire and terminate on ___________________________, and in no event shall the Option be exercisable after that date. Upon the Option Holder’s Termination of Employment, death or Disability, the Option shall expire as provided in Section 7(b)(7) of the Plan.

6.	Manner of Exercise. Payment of the exercise price is due in full upon exercise of your Option. The Option Holder may elect to make payment of the exercise price in cash, certified check, cashier’s check or other check acceptable to the Company, or pursuant to one of the following methods:

(a)	By delivery of already-owned shares of Common Stock either that the Option Holder has held for the period required to avoid a charge to the Company’s reported earnings (generally six months) or that the Option Holder did not acquire, directly or indirectly from the Company, that are owned free and clear of any liens, claims, encumbrances or security interests, and that are valued at Fair Market Value on the date of exercise. However, an Option Holder may not exercise his or her Option by tender to the Company of Common Stock to the extent such tender would violate the provisions of any law, regulation or agreement restricting the redemption of the Company’s Common Stock.

(b)	By cashless exercise where the Option Holder will receive upon such exercise the Net Number of shares of Common Stock determined according to the following formula:

Net Number =	(A x B) - (A x C)
B

For purposes of the foregoing formula:

A = number of shares of Common Stock being exercised

B = Fair Market Value of Common Stock on the date of the cashless exercise

C = exercise price for the Option

7.	Withholding for Taxes. The Company shall have the right to deduct from Option Holder's compensation any federal or state taxes required by law to be withheld with respect to the exercise of the Option.

8.	Nontransferability of Option. The Option is not transferable by Option Holder other than by will or the laws of descent and distribution, and the Option shall be exercisable during Option Holder's lifetime only by Option Holder. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of the Option contrary to the provisions hereof, or upon the levy of any attachment or similar process upon the Option, the Option shall immediately become null and void.

9.	Legends. To the extent certificates representing Common Stock acquired upon exercise of this Option are issued, such certificates may contain such legends and transfer restrictions as the Company shall deem reasonably necessary or desirable, including, without limitation, legends restricting transfer of the Common Stock until there has been compliance with federal and state securities laws and until Option Holder or any other holder of the Common Stock has paid the Company such amounts as may be necessary in order to satisfy any withholding tax liability of the Company.

10.	Amendment. Subject to the terms and conditions of the Plan, the Board or the Committee may modify, extend or renew the Option, or accept the surrender of the Option to the extent not theretofore exercised and authorize the granting of new Options in substitution therefor, except that no such action shall diminish or impair the rights under the Option without the consent of the Option Holder.

11.	Interpretation. The interpretations and constructions of any provision of and determinations on any question arising under the Plan or this Agreement shall be made by the Committee, and all such interpretations, constructions and determinations shall be final and conclusive as to all parties.

12.	Receipt of Plan. By entering into this Agreement, Option Holder acknowledges (i) that he or she has received and read a copy of the Plan and (ii) that this Agreement is subject to and shall be construed in accordance with the terms and conditions of the Plan, as now or hereinafter in effect. By entering into this Agreement, Option Holder further acknowledges that all grants of Options are determined by the Committee in its sole discretion and that nothing contained in the Plan or in any grant under the Plan shall confer a right or entitlement to receive any further grants in the future.

13.	Governing Law. This Agreement shall be construed and shall take effect in accordance with the laws of the State of Nevada, without regard to the conflicts of laws rules of such State.

14.	Miscellaneous. This Agreement constitutes the entire understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto. If any provision of this Agreement, or the application thereof, shall for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other circumstances shall be interpreted so as best to reasonably effect the intent of the parties hereto. All notices or other communications which are required to be given or may be given to either party pursuant to the terms of this Agreement shall be in writing and shall be delivered personally or by registered or certified mail, postage prepaid, to the address of the parties as set forth following the signature of such party. Notice shall be deemed given on the date of delivery in the case of personal delivery or on the delivery or refusal date as specified on the return receipt in the case of registered or certified mail. Either party may change its address for such communications by giving notice thereof to the other party in conformity with the Plan.

IN WITNESS WHEREOF, the Company by a duly authorized officer of the Company and Option Holder have executed this Agreement, effective as of the date of grant.

RMR Industrials, Inc.
Company

By:

Title:

Date:

OPTION HOLDER

By:

Date:

Address

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